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                                                                      EXHIBIT 21

                           WHG RESORTS & CASINOS INC.
                           SUBSIDIARIES & PARTNERSHIPS

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
                                                 % Ownership
                                                 by WHG R&C          Date and
                                                 (Unless otherwise   Jurisdiction  Jurisdictions
Name & Tax ID No.          Type of Business      noted)              Organized     Qualified
-----------------          ----------------      -----------------   ---------     ---------
SUBSIDIARIES

El Conquistador            Ferryboat Shuttle     100% by WHGI        9/30/93       - -
Ferryboat Inc.                                                       Puerto Rico
66-0499293

ESJ Hotel                  Holding company       100% by             6/4/84        Puerto Rico
Corporation                                      PPRA                Delaware      4/14/97
13-3237264

Isla Verde Tourism         Parking Lot           100% by             11/6/92       - -
Parking Corp.              Concession Holder     PPRA                Puerto Rico

Posadas de Puerto          Hotel and casino      100%                6/13/83       Puerto Rico
Rico Associates,           ownership                                 Delaware      7/15/83
Incorporated
66-0401424

Posadas Finance            Holding company       100% by             8/12/88       - -
Corporation                                      PPRA                Delaware
52-1635050

WHG El Con Corp.           Holding company       100%                10/11/89      - -
06-1288059                                                           Delaware
(Name change 4/2/97
from WMS El Con Corp)

Williams                   Hotel management      62%                 6/13/83       Puerto Rico
Hospitality Group Inc.                           by PPRA             Delaware      7/5/83
66-0408507

PARTNERSHIPS:

El Conquistador            Hotel and casino      50%                 01/16/90
Partnership L.P.           ownership             by WKA              Delaware
06-1288145                                       23.3% WHG R&C

Las Casitas                El Conquistador       50% by              4/27/93       - -
Development                Condominium           WKA El Con          Puerto Rico
Company I, S               development           Associates
en C (S.E.)
66-0494027

Posadas de San             Hotel and casino      50% by              07/30/84
Juan Associates            ownership             ESJ Hotel           New York
66-041121

WKA Development,           Real Estate           98% WHGI            6/1/91        - -
S.E.                       Holding Company       2% WKA El Con       Puerto Rico
66-0476163                                       Associates

WKA El Con                 Partner in El         46.54% by           01/09/90
Associates                 Conquistador L.P.     WHG El Con          New York
06-1288143                                       Corp.
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